Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Harry Stylli, Chief Executive Officer of Sequenom, Inc. (the “Company”), and Stephen L. Zaniboni, Chief Financial Officer of the Company hereby certify that, to the best of their knowledge:

1.	The Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2005, to which this Certification is attached as Exhibit 32 (the “Quarterly Report”) fully complies with the requirements of section 13(a) or section 15(d), of the Exchange Act, and

2.	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission (“SEC”) or its staff upon request.

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Annual Report), irrespective of any general incorporation language contained in such filing.

IN WITNESS WHEREOF, the undersigned has set their hands hereto as of the 9th day of August, 2005.

/S/ HARRY STYLLI
Harry Stylli Chief Executive Officer (Principal Executive Officer)

/s/ STEPHEN L. ZANIBONI
Stephen Zaniboni Chief Financial Officer (Principal Financial Officer)